FORM OF SUBSCRIPTION AGREEMENT


         THIS SUBSCRIPTION AGREEMENT made as of this _____ day of _______ 2004 between eClickMD, Inc., a corporation organized under the laws of the State of Nevada with offices at 3001 Bee Caves Road, Suite 250, Austin, Texas 78746 (the "Company"), and the undersigned (the "Subscriber" and together with each of the other subscribers in the Offering (defined below), the "Subscribers").

         WHEREAS, the Company intends to change its name to SecureCare Technologies, Inc. on or around February 24, 2004 (the "Name Change"); and

         WHEREAS, the Company also intends to effect a 1.5 for 1 forward split (the "Stock Split") of its shares of common stock, par value $.001 per share (the "Common Stock"), to become effective on or around February 24, 2004, so that after the Stock Split the Company will have 15,000,000 shares of Common Stock, issued and outstanding (prior to the issuance of any shares of Common Stock in this Offering); and

         WHEREAS, unless otherwise specifically provided herein all shares amounts give effect to the Stock Split; and

         WHEREAS, the Company desires to issue a minimum (the "Minimum Offering") of $200,000 (4 Units) aggregate amount of units (a "Unit" and collectively, the "Units"), and a maximum (the "Maximum Offering") of $600,000 (12 Units) aggregate amount of Units in a private placement (the "Offering"), at a purchase price of $50,000 per Unit;

         WHEREAS, each Unit shall consist of (i) a $50,000 aggregate principal amount Senior Subordinated Promissory Note bearing interest at the rate of seven and one-half (7.5%) percent per annum (each a "Note", and collectively, the "Notes") in the form set forth on EXHIBIT A hereto, and (ii) fifty thousand (50,000) shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"); and

         WHEREAS, Gryphon Financial Securities Corp. is acting as placement agent (the "Placement Agent") in the Offering and will receive the compensation set forth in Section 3.2 of this Agreement; and

         WHEREAS, the Shares and the Extension Shares (as defined in Section 5 of the Note), are entitled to registration rights on the terms set forth in the Registration Rights Agreement (the "Registration Rights Agreement"), attached hereto as EXHIBIT B and incorporated herein by reference and made a part hereof; and

         WHEREAS, the Subscriber is delivering simultaneously herewith a completed confidential investor questionnaire (the "Questionnaire").

         NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

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I.       SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY AND COVENANTS OF
         SUBSCRIBER

         1.1. Subscription for Units. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such aggregate amount of Units as is set forth upon the signature page hereof; and the Company agrees to sell such Units to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Units as the Company may, in its sole discretion, deem necessary or desirable. The purchase price is payable by certified or bank check made payable to "Frank J. Hariton, Esq. as Escrow Agent for eClickMD, Inc." or by wire transfer of funds, contemporaneously with the execution and delivery of this Subscription Agreement. Wire transfers should be made to Frank J. Hariton, Esq. - IOLA Account, Account Number 291-500-155-865, Chase Manhattan Bank, Routing Number 021000021, Branch 291, 875 Saw Mill River Road, Ardsley, New York 10502. The Units, Notes, Shares and Extension Shares (collectively, the "Securities") shall be delivered (except for the Extension Shares), by the Company no later than the later of (i) ten (10) days after the Closing (as defined below) or (ii) ten (10) days after the effective date of the Name Change and Stock Split.

         1.2. Reliance on Exemptions. The Subscriber acknowledges that this Offering has not been reviewed by the United States Securities and Exchange Commission ("SEC") or any state agency because of the Company's representations that this is intended to be a nonpublic offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act") and state securities laws. The Subscriber understands that the Company is relying in part upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Units.

         1.3. Investment Purpose. The Subscriber represents that the Securities are being purchased for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the 1933 Act. The Subscriber agrees that it will not sell or otherwise transfer the Securities unless they are registered under the 1933 Act or unless an exemption from such registration is available.

         1.4. Accredited Investor. The Subscriber represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act, as indicated by its responses to the Questionnaire, and that it is able to bear the economic risk of any investment in the Units. The Subscriber further represents and warrants that the information furnished in the Questionnaire is accurate and complete in all material respects.

         1.5. RISK OF INVESTMENT. THE SUBSCRIBER RECOGNIZES THAT THE PURCHASE OF THE UNITS INVOLVES A HIGH DEGREE OF RISK, INCLUDING, BUT NOT LIMITED TO THE RISKS SET FORTH IN THE SECTION TITLED "RISK FACTORS," IN THE COMPANY'S FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2002 (OF WHICH FORM 10-KSB AND SPECIFICALLY THE "RISK FACTORS" SECTION THEREIN SUBSCRIBER EXPRESSLY ACKNOWLEDGES COMPLETE AND FULL REVIEW AND UNDERSTANDING), AS WELL AS THE RISKS SET FORTH BELOW:

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         ALL SHARE AND PER SHARE INFORMATION IN THIS SUBSCRIPTION AGREEMENT
REFLECTS A 1.5 FOR 1 FORWARD STOCK SPLIT OF THE COMMON STOCK EXPECTED TO OCCUR IN FEBRUARY 2004.

                  (a) Prior Bankruptcy Proceedings. On May 13, 2003 (the "Commencement Date"), the Company filed a voluntary petition under Chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Western District of Texas (the "Bankruptcy Court"), Case No. 03-12387. During the course of its Chapter 11 proceeding, the Company operated its business and managed its assets as a debtor-in-possession pursuant to Section 1107(a) and 1108 of the Bankruptcy Code.

         On August 6, 2003, the Company and Gryphon Opportunities Fund, LLC, the sole secured creditor of the Company at such time and an affiliate of the Placement Agent (the "Affiliated Fund") filed a proposed Disclosure Statement and Joint Plan of Reorganization, dated August 5, 2003 (the "Plan") with the Bankruptcy Court. On October 23, 2003, after notice and a hearing, the Bankruptcy Court signed the Disclosure Statement Order, approving the Company's Disclosure Statement. On October 24, 2003, the Company commenced the solicitation of holders of claims entitled to vote to accept or reject the Plan.

         On December 2, 2003, after notice and a hearing, the Bankruptcy Court entered its Findings of Fact, Conclusions of Law and Order confirming the Debtor's Joint Plan of Reorganization dated as of August 5, 2003 (the "Confirmation Order"). The Plan became final and non-appealable on December 13, 2003 and was deemed effective December 15, 2003 (the "Effective Date"). The Plan and the Confirmation Order are attached as EXHIBIT 2.1 and EXHIBIT 2.2, respectively, to the Company's Current Report on Form 8-K, dated December 15, 2003 (the "8-K").

         The following is a summary of the material features of the Plan and is qualified in its entirety by reference to the Plan itself. Among other things, the Plan generally provides that (i) all equity interests and rights in the Company prior to the Effective Date were canceled, (ii) the Company's sole secured creditor, the Affiliated Fund, received 13,935,000 shares of Common Stock (after the Affiliated Fund's transfer of 690,000 shares of Common Stock to various third parties as required pursuant to the Confirming Order), (iii)(a) unsecured creditors received 375,000 shares of Common Stock (2.5% of the issued and outstanding shares of Common Stock as of the Effective Date), (b) a cash dividend equal to two and one-half percent (2.5%) of the amount of their allowed claim, and (c) an assignment of the Company's rights under a pre-petition judgment in the amount of approximately $1 million, entered in favor of the Company, (iv) equity interest holders in the Company each received 150 shares of Common Stock, regardless of the size of their pre-petition equity interests, and
(v) post-petition secured loans to the Company continued for one (1) year following the Confirmation Date in accordance with the terms of the Court's Order Authorizing Post-Petition Financing.

                  (b) Risk of Loss of Investment. As detailed in this Subscription Agreement and in the "Risk Factors" section of the Company's Form 10-KSB, an investment in the Company and the Units offered hereby involve a high degree of risk. An investment in the Units is suitable only for investors who can bear a loss of their entire investment.

                  (c) Control of the Company by the Placement Agent; Conflict of Interest. As of the date of this Subscription Agreement, the Affiliated Fund is owed by the Company $544,490 aggregate principal amount from

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loans made by it to the Company, which loans are secured by all of the assets of the Company and are due at such times as set forth in the Confirmation Order. In addition, York Avenue Holding Corp., an affiliate of the Placement Agent
("York") has outstanding $107,800 aggregate principal amount of loans, due and payable on various dates through and until July 31, 2005 ($24,800 of which is to be paid out of the net proceeds from the Offering at the Initial Closing, (as defined in Section 3.1 below).

         Prior to the sale of any Securities in this Offering, the Placement Agent beneficially owns 15,935,000 shares of Common Stock. Of such 15,935,000 shares of Common Stock, (i) 2,000,000 shares were issued to the Placement Agent in February 2004 for consulting services provided in January 2004, and (ii) the remaining 13,935,000 shares were issued to the Affiliated Fund pursuant to the Confirmation Order. Such 15,935,000 shares of Common Stock represent 82.35% of the issued and outstanding shares of Common Stock.

         For acting as placement agent for the Offering, the Placement Agent will receive a cash fee equal to eight (8%) percent of the aggregate purchase price of all Units sold (up to $48,000) and a non-accountable expense allowance equal to one (1%) percent of the aggregate purchase price of all Units sold (up to $12,000), and warrants to purchase shares of Common Stock equal to ten (10%) percent of the aggregate number of Shares issued in the Offering (up to 60,000 shares) (the "Agent Warrants").

         The $544,490 aggregate Principal Amount of outstanding indebtedness of the Company to affiliates of the Placement Agent, the shares of Common Stock beneficially owned by the Placement Agent and its affiliates and the fees payable and warrants issuable to the Placement Agent as compensation for acting as Placement Agent in connection with the Offering, create conflicts of interest for the Placement Agent in acting in the best interests of itself as opposed to investors in this Offering. Moreover, a result of owning such 15,935,000 shares of Common Stock, the Placement Agent controls the Company, is able to elect the Board of Directors (which appoints the officers) and generally controls all Company decisions.

                  (d) Value of Shares is Speculative. In accordance with the Plan and the Confirmation Order, all of the outstanding shares of the Company's Common Stock were cancelled effective December 15, 2003, and 15,000,000 new shares of Common Stock will be issued on or around February 13, 2004, in accordance with the Plan and the Confirmation Order. Therefore, from December 15, 2003 until the date of issuance of such new 15,000,000 shares of Common Stock, the Company's shares of Common Stock have not traded on the NASD Bulletin Board. All terms of the Notes, the Shares and the Agent Warrants were determined by negotiations between the Placement Agent and the Company. There is, however, no relationship between such items and the Company's assets, earnings, book value and/or any other objective criteria of value.

                  (e) Dependence on Net Proceeds. The Company is wholly dependent upon the net proceeds of this Offering to fund its operations. There is no commitment by any person to purchase Units and there is no assurance that the Maximum Offering, or any number of Units will be sold. From the net proceeds of this Offering, the Company intends to repay approximately $213,000 of outstanding indebtedness of the Company including, but not limited to, $24,800 to an affiliate of the Placement Agent and approximately $175,000 to be

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distributed to creditors and other priority claimants, on or around February 13,
2004, in accordance with the Plan and Confirmation Order. Furthermore approximately $25,000 of net proceeds will be used by the Company to pay outstanding payables and accrued salaries. The Company's use of net proceeds of the Offering to pay these and other obligations will further reduce funds available to enable the Company to conduct its operations. There is no assurance that the Company will sell a sufficient number of Units in this Offering on a timely basis or that the net proceeds after payment of debts and other obligations will be adequate for the Company's needs.

                  (f) Need for Additional Capital The Company believes that the successful completion of the Maximum Offering will satisfy its operating capital needs for an estimated approximately four (4) months based upon, among other items, its currently anticipated business activities. The Company anticipates incurring substantial losses in the future and will likely require significant additional financing following the Offering, regardless of the net proceeds received, in order to satisfy its cash requirements. The Company's need for additional capital to finance its operations and growth will be greater should, among other things, its revenue or expense estimates prove to be incorrect, particularly if the Company does not sell a sufficient number of Units in the Offering. If less than the Maximum Offering is completed, the Company may be required to reduce the scope of its business activities until such time, if ever, as the Company can obtain other financing. The Company cannot predict the timing or amount of its capital requirements at this time. The Company may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect its operating results and prospects. The Placement Agent has indicated to the Company that following the final closing of this Offering, the Placement Agent would act as Placement Agent in connection with a private placement of the Company's equity securities to raise additional funds in a maximum amount of $2,000,000 (the "Proposed Offering"). No assurances can be given that the Placement Agent will be able to raise any funds in the Proposed Offering and/or that the Placement Agent will be able to raise such funds on terms of that are favorable to the Company.

                  (g) Restrictions on Resale. The Units, the Notes and the Shares are "restricted" securities and may not be resold or otherwise transferred except pursuant to an effective registration statement or an exemption under the 1933 Act and applicable state or "blue sky" laws.

                  (h) Limited and Operating History; History of Losses; Development Stage Entity. The Company has incurred substantial losses since its inception in May 1999, and currently is experiencing a substantial cash flow deficiency from operations. To date and since inception, the Company has not generated any material revenues. The Company expects to incur substantial additional losses for the foreseeable future. The Company incurred net losses of $3,938,685 during 2001, y $2,873,215 during 2002, and $481,012 through September
2003, and has a very limited operating history on which the Company can evaluate its potential for future success. The Company is a developmental stage entity. To evaluate the Company, investors should evaluate the Company in light of the expenses, delays, uncertainties, and complications typically encountered by early-stage development businesses, many of which are beyond the Company's control. Early-stage development businesses commonly face risks such as the following:

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                  o        lack of sufficient capital;

                  o unanticipated problems, delays, and expenses relating to product development and implementation;

                  o        lack of intellectual property;

                  o        licensing and marketing difficulties;

                  o        competition;

                  o        technological changes; and

                  o        uncertain market acceptance of products and services.

                  (i) Capital Structure of the Company. The following sets forth the capital structure of the Company prior to the sale of any Securities in the Offering.

                           (1) 19,350,000 shares of Common Stock issued and outstanding as follows:
                           (A)      13,935,000 shares by the Affiliated Fund;
                           (B) 2.000,000 shares by the Placement Agent pursuant to a Consulting Agreement;
                           (C) 1,065,000 shares by six (6) non-affiliated creditors of the Company and to the shareholders of the Company, prior to the filing of the Plan;
                           (D) 1,600,000 shares to the executive officers and/or directors of the Company, up to 800,000 shares of which will be subject to forfeiture, in the event that any such executive officer or director does not maintain a relationship with the Company for at least twelve (12) months after the issuance of such shares; and.
                           (E) 750,000 shares to be issued at a future date to employees of the Company.

         1.6 Information. The Subscriber acknowledges receipt and full and careful review and understanding of: (a) the Current Report of Form 8-K filed by the Company with the SEC on December 15, 2003; (b) "The Order Confirming Plan" by the United States Bankruptcy Court for the Western District of Texas, Austin Division, dated December 2, 2003, approving the Joint Plan under Chapter 11 of the United States Bankruptcy Code filed by the Company and Gryphon Opportunities Fund, L.P., dated August 3, 2003; (c) the Joint Plan of Reorganization dated August 5, 2003, and amended by the Bankruptcy Court's Confirmation Order dated December 2, 2003; (d) the Quarterly Report of the Company for the fiscal quarter ended September 30, 2003 filed with the SEC on Form 10-QSB on November 26, 2003,
(e) this Subscription Agreement, (f) the Annual Report of the Company for the fiscal year ended December 31, 2002 filed with the SEC on Form 10-KSB on April 23, 2002, (g) the Note, (h) the Registration Rights Agreement, and (i) all exhibits, schedules and appendices which are part of the aforementioned documents (collectively, the "Offering Documents"), and hereby represents that:
(i) it has been furnished by the Company during the course of this transaction with all information regarding the Company which it has requested; and (ii) that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the terms and conditions of the Offering, and any additional information which it has requested.

         1.7 No Representations. The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company, including the Placement Agent, and in

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entering into this transaction the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

         1.8 Tax Consequences. The Subscriber acknowledges that this offering of the Units may involve tax consequences and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Units.

         1.9 Transfer or Resale. The Subscriber understands that, except as expressly set forth in the Registration Rights Agreement: (a) none of the Securities have been and are not being registered under the 1933 Act or any state securities laws; (b) the Securities may not be offered for sale, sold, assigned, pledged, transferred or otherwise disposed of (each a "Disposition") unless, prior to effecting any such Disposition (other than any transfer not involving a change in beneficial ownership) (i) there is in effect a registration statement under the 1933 Act covering the Disposition and the Disposition is made in accordance with such registration statement, or (ii) the Subscriber gives written notice to the Company of such Subscriber's intention to effect a Disposition and such notice shall describe the manner and circumstances of the proposed Disposition, and shall be accompanied by either (A) a written opinion of a legal counsel that a Disposition of the Securities may be made pursuant to an exemption from such registration, or (B) any other evidence reasonably satisfactory to counsel to the Company; and (C) the Company is under no obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any registration exemption thereunder.

         1.10 Placement Agent. The Subscriber agrees that neither the Placement Agent nor any of its directors, officers, employees or agents shall be liable to any Subscriber for any action taken or omitted to be taken by it in connection therewith.

         1.11 Legends. The Subscriber understands that the certificates or other instruments representing the Securities, until such time as they have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate or other instrument without such legend to the holder of the Securities upon which it is stamped, if (a) there is in effect a registration statement under the 1933 Act covering the Disposition and the Disposition is

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made in accordance with such registration statement or (b) if the Disposition of the Securities is completed in satisfaction of the requirements of Rule 144 of the 1933 Act.

         1.12 Validity; Enforcement. If the Subscriber is a corporation, partnership, trust or other entity, the Subscriber represents and warrants that:
(a) it is authorized and otherwise duly qualified to purchase and hold the Units; and (b) that this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.

         1.13 Residency. The Subscriber represents that its principal address is furnished at the end of this Subscription Agreement.

         1.14 Foreign Subscriber. If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including: (a) the legal requirements within its jurisdiction for the purchase of the Units; (b) any foreign exchange restrictions applicable to such purchase;
(c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the securities comprising the Units. Such Subscriber's subscription and payment for, and his or her continued beneficial ownership of the Units, will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

         1.15 NASD Member. The Subscriber acknowledges that if it is a Registered Representative of an NASD member firm, the Subscriber must give such firm notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

         1.16 Escrow Agent; Escrow Agreement. Pursuant to the terms of an escrow agreement (the "Escrow Agreement") by and between the Company, the Placement Agent and Frank J. Hariton, Esq., as escrow agent (the "Escrow Agent") for the Offering, all proceeds from the sale of the Units shall be sent directly to and held in escrow by the Escrow Agent pending each Closing (as defined below).

         1.17     Certain Supplemented Information.

                  (a) Directors and officers of the Company. The executive officers and directors of the Company as of the date of this Subscription Agreement are listed below:

                           Dr. Richard F. Corlin, Chairman and Chief Medical
Officer. Dr. Corlin, 62, has been a Director of the Company since September 2000. He is a gastroenterologist in private practice in Santa Monica, California and was President of the American Medical Association ("AMA") from July 2001 to July 2002. Prior to becoming President, Dr. Corlin served as Speaker of the AMA's House of Delegates for five years. He has been active in the affairs of the AMA for the past twenty years, having served for nine years as a member and then Chair of the AMA Council on Long Range Planning and Development. From 1994 to 1998, Dr. Corlin served as a member of the Advisory Committee to the Director of the National Institute of Health. Dr. Corlin served as President of the

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California Medical Association (CMA) from 1992 to 1993, was Vice Speaker and
Speaker of the CMA House of Delegates for nine years, and a member of its Board of Trustees for twelve years and chaired numerous committees of the CMA including the Finance Committee, the Liaison Committee to State Hospital medical staffs, and was an active member of the CMA Speakers Bureau on Tort Reform. Dr. Corlin is a graduate of Rutgers University, and received his M.D. degree from Hahnemann Medical College. Following residency training at Hahnemann, Dr. Corlin served as a Lt. Commander in the United States Public Health Service, Heart Disease and Stroke Control Program from 1968 to 1970, and then took a gastroenterology fellowship at UCLA. He is a fellow of the American College of Physicians, is a member of both the American Gastroenterology Association and the American Society of Internal Medicine, and is a Past President of the Southern California Society of Gastrointestinal Endoscopy. He is also the Chairman of the Audio Digest Foundation, a provider of continuing medical education to healthcare professionals, a member of the Board of Governors of Marathon Multimedia, a subsidiary of Audio Digest Foundation that provides information management solutions to medical societies, Chairman of Landes Slezak Group, a subsidiary of Audio Digest Foundation that records sound and video of professional association meetings, and an assistant clinical professor at the University of California-Los Angeles School of Medicine. Dr. Corlin was Vice Chairman of American Sound and Video in 2000 when it filed a petition for reorganization pursuant to Chapter 11 under the U.S. Bankruptcy Code. The proceeding was converted to Chapter 7 under the U.S. Bankruptcy Code and the company was liquidated.

                           Robert J. Woodrow, Director, President and Chief
Operating Officer. Mr. Woodrow, 60, joined the Board of Directors of the Company in May 2002 and became Chief Operating Officer in September 2002. He has been an advisor and member of the Board of Directors of numerous early stage information technology companies during the past 15 years, including , from 1991 to 1999, Voice Technology Group, a manufacturer and distributor of telecommunications components that has been acquired by Intel Corporation. He served as President and CEO of Viewfacts Meloche Inc., a private learning systems and market research company, from 1990 to 1994. He has also been CFO and COO of Compuware, a global software and professional services firm. He has also held chief technology positions at Continental Information Systems, a leasing and financial services company, from 1994 to 1996 and Agway, Inc., an agricultural cooperative, from 1964 to 1984. He has been a visiting Professor at Syracuse University's Graduate School of Management and was Chairman of the Curriculum Board while he completed his Ph.D. curriculum requirements. Mr. Woodrow also is currently a Director of MicroLanguage Inc., a software development company specializing in internet data security, and Vice Chairman and a Director of XGear Technologies, Inc., an internet-based medical services billing company. He holds a B.S. from Bentley College and an M.B.A. from Cornell University.

                           Allen J. Stamy, Director. Mr. Stamy joined the Board
of Directors of the Company in August 2002. From February 1996 to the present, Mr. Stamy, 61, has served as the President and Chief Operating Officer and more recently Chief Executive Officer of Audio-Digest Foundation. He also provides management oversight to its subsidiary, Marathon Multimedia, and to CME Unlimited, a medical conference capture and e-commerce business. Prior to joining Audio-Digest Foundation, Mr. Stamy worked in education and technology industries where he has had experience in sales, product management, marketing and general management. He previously worked for National Computer Systems from

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

1990 to 1995, Science Research Associates from 1988 to 1990, and IBM Corporation from 1967 to 1988. At IBM, he managed a full product line including new product development and distributed products through a national direct sales force, direct response marketing and complementary third-party distribution channels. He specialized in opening the Pacific Rim markets for IBM's small computers and peripherals and managed the small system product portfolio.

                           Mr. Stamy earned a Bachelor of Business
Administration from the University of Iowa and a Master's of Business Administration from the University of Chicago. He is a director of MedePass Inc., which provides secure transmission of medical information, a member of the Board of Governors of Marathon Multimedia, and a Director of Landes Slezak Group. Mr. Stamy also was a Director of American Sound and Video from 1998 to 2000, when it filed a petition for reorganization under the U.S. Bankruptcy Code and later was liquidated, as described above.

                           Neil Burley, Chief Financial Officer. Mr. Burley, 43,
is primarily responsible for the development of the Company's financial model, optimization of cash flow and all aspects of finance and accounting. He joined the Company in 2001 and is a financial executive with over 20 years experience. Mr. Burley was employed by Pennzoil Company from 1982 to 1996 where he held a variety of accounting and finance positions, including responsibility for all internal and external (SEC) financial reporting for the Manufacturing and Marketing Division. He was employed by Compaq Computer Corporation from 1996 to 2000, and served as Director of Corporate Financial Planning and Analysis. In this role he functioned as a senior financial advisor to the Chief Financial Officer and Corporate Controller of this Fortune 500 company. He led a professional team in the development and preparation of consolidated financial reports, board presentations, speech materials, quarterly budgets, earnings targets and financial forecasts for all company regions and business units. In May 2000 he left Compaq to accept equity participation and a senior management role as VP Finance and Controller in the start-up of a managed data storage services company, StorageProvider, Inc. In this role he assumed financial leadership responsibility for the strategic planning, staffing, budgeting, and management of the entire finance and accounting infrastructure. Mr. Burley earned a BS, Accounting from Louisiana State University and is a Texas Certified Public Accountant.

                           Eugene Fry, Vice President-Strategic Alliances. Mr.
Fry is primarily responsible for developing strategic and mutually beneficial relationships for the Company, including the development of marketing partnerships and technology alliances. He joined the Company in 2002 and has over fifteen (15) years of information technology experience spanning across system analysis/engineering, sales, field service and operations. From 1996 to 1999 Mr. Fry was employed by Turner Collie and Braden, a major engineering firm, where he was responsible for designing and upgrading new technology and ensuring that implementation was coordinated and successful throughout the organization's multiple offices. Prior to that, from 1994 to 1996 he was employed by Pacific Atlantic Group SA in Buenos Aires, Argentina, where he created an infrastructure for a U.S. affiliate to distribute, market, and manufacture a vending machine product in Argentina and other Latin American companies. Mr. Fry holds various technical certifications and expertise in various protocols, operating systems, and software. He holds a B. S. in Computer Science from Almeda University and College.

                           Dennis Nasto, Vice President Sales, Marketing, and
Customer Support. Mr. Nasto has been employed with the Company since August 2003 and has over twenty (20) years of executive experience in sales and marketing in the healthcare industry. Prior to joining the Company, Mr. Nasto, from 2001 to 2002, was Director of Sales at ResMed Corporation, a leading home health respiratory equipment manufacturer. Mr. Nasto has been successful, during the past eighteen (18) years in building high-energy sales teams at both small and large companies including Kimberly-Clarke Professional Healthcare, a major medical/surgical supply manufacturer, where he was employed as District Sales Manager from 1983 to 1991, and from STERIS Corporation, a leading medical device company, where he held positions as Vice President of Sales-Americas, Vice President National Accounts and Vice President of Sterilization Services from 1991 to 1998. From 2000 to 2001, Mr. Nasto also served as President of X10NET, a start up venture that was focused on bringing Web-based workflow solutions to the physician marketplace. Since joining the Company, Mr. Nasto has engaged over forty (40) independent sales representatives, on behalf of the Company, along with two (2) regional sales managers, significantly adding to the Company's sales force, and making it, the Company believes, one of the largest sales forces in the home health care software business.

                  (b) Change of Corporate Name. On January 19, 2004, the Board of Directors determined to change the name of the Company to SecureCare Technologies, Inc. (the "Name Change"). As a result of the Name Change, there will also be a change in the Company's trading symbol to an available symbol on the Over the Counter Bulletin Board which more closely reflects the Company's new name. The purpose of the Name Change is to more accurately reflect the Company's present business and its activities as well as facilitate the future development of its business. The Company has obtained the required consent of its shareholders to effect the Name Change, and expects the Name Change to become effective on or around February 24, 2004.

                  (c) Stock Split. On January 19, 2004, the Board of Directors approved a 1.5 for 1 forward split of the Common Stock (the "Stock Split"). The Board of Directors believes that this Stock Split is necessary to increase the marketability of the Common Stock to prospective purchasers and to enhance the liquidity of the Common Stock so the Company can have better access to the capital markets. The Stock Split will increase the number of issued and outstanding shares from 10,000,000 to 15,000,000 (prior to the issuance of any shares of Common Stock in this Offering). The number of shares of capital stock authorized by the Articles of Incorporation will not change as a result of the Stock Split. The Common Stock issued pursuant to the Stock Split will be fully paid and non-assessable. The voting and other rights that presently characterize the Common Stock will not be altered by the Stock Split. The Company has obtained the required consent of its shareholders to effect the Stock Split, and expects the Stock Split to become effective on or around February 24, 2004.

                  The number of Shares being issued to the Subscribers in this Offering and all other references to the Common Stock in this Subscription Agreement reflect shares of Common Stock after giving effect to the Stock Split. Although the Company does not anticipate any difficulties in its effecting the Stock Split, in the event that the Stock Split is not effected, for any reason, and is abandoned by the Company, the number of shares issuable to all Subscribers in the Offering, with respect to each Unit subscribed for, will be reduced from 50,000 shares of Common Stock to 33,333 shares of Common Stock. This will have no effect on the percentage of the Company's issued and outstanding shares of Common Stock being issued to Subscribers in the Offering.

         (d) Lock-Up Agreements. Each of the directors and executive officers of the Company has signed a Lock-Up Agreement, pursuant to which he has agreed not to sell or otherwise transfer any capital stock of the Company owned by him, for a period of twelve (12) months from the date of the Initial Closing (as such term is defined in Section 3.1 hereafter) unless the Placement Agent agrees to terminate or otherwise modify such restriction. The Placement Agent has agreed to a similar lock-up with respect to the shares of the Company's capital stock it owns, but the Affiliated Fund, which owns 13,935,000 shares of Common Stock is not subject to any such restriction, and may therefore sell its shares of Common Stock, subject to any restrictions on transfer imposed by federal or state securities laws. The Placement Agent may not terminate or reduce the restrictions under its Lock-Up Agreement unless it provides the same benefit to the other persons who have signed Lock-Up Agreements.

II.      REPRESENTATIONS BY THE COMPANY

         The Company represents and warrants to the Subscriber, except as set forth in the disclosure schedules attached hereto:

         2.1 Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Subscription Agreement means any entity in which the Company, directly or indirectly, owns capital stock and holds a majority or similar interest) are duly organized and validly existing in good standing under the laws of the jurisdiction in which they were organized, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Subscription Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby, or by the other Offering Documents or the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Offering Documents.

         2.2 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Subscription Agreement, the Escrow Agreement and other Offering Documents and perform its obligations under the Offering Documents, and to issue the Securities in accordance with the terms of the Offering Documents. The execution and delivery of the Offering Documents by the Company and the consummation by the Company of the transactions contemplated by the Offering Documents, including without limitation the issuance of the Securities, have been duly authorized by the Company's board of directors and no further consent or authorization is required by the Company, its board of directors or its stockholders. The Offering Documents have been duly executed and delivered by the Company, and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         2.3 Capitalization. Prior to the Initial Closing, the authorized, issued and outstanding securities of the Company (including, but not limited to, all and/or other securities convertible into equity securities of the Company and all options and warrants, of which such Schedule 2.3 shall list such securities and shall provide the type and amount of underlying securities such securities are convertible and/or exercise into to) will be set forth in
Schedule 2.3 (and at each subsequent Closing will remain the same except for securities issued in any Closing). All of the issued and outstanding securities of the Company have been and are, or upon issuance will be duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in Offering Documents, (i) no shares of the Company's capital stock are subject to preemptive rights under Nevada law or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in the Offering Documents; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All prior sales of securities of the Company were either registered under the 1933 Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto.

         2.4 Issuance of Securities; Reservation. The issuance, sale and delivery of the Securities have been duly authorized by all requisite corporate action by the Company and, upon issuance in accordance with the Offering Documents, shall be (a) duly authorized, validly issued, fully paid and non-assessable, (b) free from all taxes, liens and charges with respect to the issue thereof except that may be created by the Subscriber, and (c) entitled to the rights and preferences set forth in the Securities. At the Initial Closing and at each subsequent Closing such number of Shares as the Placement Agent shall so indicate will be duly authorized and reserved for issuance. Assuming
(i) the accuracy of the information provided by the respective Subscribers in the Subscription Agreement and Questionnaire, (ii) that all of the offerees and Subscribers are "accredited investors" as such term is defined in Rule 501 of Regulation D, and (iii) that the Placement Agent has not engaged, nor will engage, in connection with the Offering, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, the offer and sale of the Units pursuant to the terms of this Subscription Agreement are and will be exempt from the registration requirements of the 1933 Act and the rules and regulations promulgated thereunder. The Company is not disqualified from the exemption under Regulation D by virtue of the disqualification contained in Rule 507 thereof or otherwise.

         2.5 No Conflicts. Except as set forth in the Offering Documents, the execution, delivery and performance of the Offering Documents by the Company, the consummation by the Company of the transactions contemplated by the Offering Documents, and the issuance of the Securities and performance by the Company of its obligations under the Notes, will not (a) result in a violation of the Company's Certificate of Incorporation, any other certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company, or the Company's By-Laws, (b) conflict with, or constitute a default or an event which with notice or lapse of time or both would become a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, note and/or other indebtedness, lease, license or instrument (including without limitation, any document filed as an exhibit to any of the Company's SEC Documents (as defined below)), or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the NASD) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

         2.6 Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Offering Documents. Except as otherwise provided in the Offering Documents, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

         2.7 No General Solicitation. None of the Company, its Subsidiaries, any of their affiliates, and any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

         2.8 No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act by causing this Offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, or otherwise. None of the Company, its Subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act by causing the Offering of the Securities to be integrated with other offerings, or otherwise.

         2.9 Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Subscriber as a result of the transactions contemplated by this Subscription Agreement, including without limitation, the Company's issuance of the Securities and the Subscriber's ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

         2.10 SEC Documents; Financial Statements. Since December 31, 2002, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). All SEC documents are available on the SEC's website. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that will not be material).

         2.11 Conduct of Business; Regulatory Permits, Trading of Common Stock, Etc. Except as set forth herein and/or in the SEC Documents, since December 31, 2002, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, having a Material Adverse Effect, (b) made or suffered any changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise, (c) discharged or satisfied any liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the balance sheet dated as at December 31, 2002 and forming part of the SEC Documents, and current liabilities incurred since December 31, 2002, in each case in the usual and ordinary course of business, (d) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (e) sold, transferred or leased any of its assets except in the usual and ordinary course of business, (f) cancelled or compromised any debt or claim, or waived or released any right, of material value, (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company, (h) entered into any transaction other than in the usual and ordinary course of business except for this Subscription Agreement and the related agreements referred to herein, (i) encountered any labor difficulties or labor union organizing activities, (j) made or granted any wage or salary increase or entered into any employment agreement, (k) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, or modified any equity security of the Company, (l) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, (m) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations or results of operations other than changes, events or conditions in the usual and ordinary course of its business, having (either by itself or in conjunction with all such other changes, events and conditions) a Material Adverse Effect, (n) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (o) entered into any agreement, or otherwise obligated itself, to do any of the foregoing. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. The Common Stock is quoted on the NASD Bulletin Board, trading in the Common Stock has not been suspended by the SEC or the NASD and the Company has received no communication, written or oral, from the SEC or the NASD regarding the suspension or delisting of the Common Stock from the NASD Bulletin Board. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

         2.12 Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (b) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (c) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         2.13 Absence of Litigation. Except as set forth in the Offering Documents and the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by the NASD, any court, public board, government agency, self-regulatory organization or body, or arbitrator pending or, to the knowledge of the Company, threatened against the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such.

         2.14 Tax Status. Except as set forth in the Offering Documents and the SEC Documents, the Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, except when the failure to do so would not have a Material Adverse Effect, and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations or to the Company's knowledge otherwise due and payable, except those being contested in good faith and has set aside on its books reserves in accordance with GAAP reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

         2.15 Securities Law Compliance. The offer, offer for sale, and sale of the Units has not been registered with the SEC. The Units are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the 1933 Act. The Company will conduct the Offering in compliance with the requirements of Regulation D under the 1933 Act, and the Company will file all appropriate notices of offering with the SEC.

         2.16 Title. Except as set forth in or contemplated by the Offering Documents and the SEC Documents, the Company has good and marketable title to all material properties and tangible assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except as such as are not significant or important in relation to the Company's business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and to the Company's knowledge no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns, leases or licenses all such properties as are necessary to its operations as described in the Offering Documents.

         2.17 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, the lack of which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Offering Documents, to the Company's knowledge, none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Subscription Agreement, except where such expiration or termination would not have either individually or in the aggregate a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth in the Offering Documents, no claim, action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement, except where such infringement, claim, action or proceeding would not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect. Except as set forth in the Offering Documents, the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties except where the failure to do so would not have either individually or in the aggregate a Material Adverse Effect.

         2.18 Registration Rights. Except as set forth in the Offering Documents, no person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.

         2.19 Brokers. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated herein other than the Placement Agent.

         2.20 Right of First Refusal. Other than the Placement Agent, no person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings of securities by the Company.

         2.21 Disclosure. None of the representations and warranties of the Company appearing in this Subscription Agreement or any information appearing in any Exhibit or Schedule hereto or in any of the Offering Documents (other than information received in writing by the Company from third-party sources or statements which are described as a "belief" or "expectation" of the Company or similarly qualified, which statements the Company believes to the best of its knowledge as of the date hereof and at each Closing Date to be true and accurate in all material respects and not misleading), when considered together as a whole, contains, or on any Closing Date will contain, any untrue statement of a material fact or omits, or on any Closing Date will omit, to state any material fact required to be stated herein or therein in order for the statements herein or therein, in light of the circumstances under which they were made, not to be misleading.

         2.22 Certain Officers. As of the date hereof, Robert Woodrow, , Neil Burley, Eugene Fry and Dennis Nasto (the "Key Executives") are employed by the Company on a full-time basis, and, to the best of the Company's knowledge, none of the Key Executives is planning to cease being employed by the Company on a full-time basis in their current capacity and the Company is not aware of any circumstances related to the employment of the Key Executives, apart from circumstances related to the operations of the Company as a whole, that could result in cessation of full-time employment of any of the Key Executives in their current capacities.

III.     TERMS OF SUBSCRIPTION

         3.1 Closing and Termination of Offering. Provided the Minimum Offering shall have been subscribed for, any conditions to closing set forth in
Article V and Article VI hereof have been satisfied or waived and neither the Company nor the Placement Agent have notified the other that they do not intend to effect the closing of the Minimum Offering, a closing (the "Initial Closing") shall take place at the offices of counsel to the Placement Agent, Gusrae, Kaplan & Bruno, PLLC, 120 Wall Street, New York, New York 10005 within five (5) business days thereafter (but in no event later than five (5) business days following the Termination Date), which closing date may be accelerated or adjourned by agreement between the Company and the Placement Agent. At the Initial Closing, payment from the Escrow Account for the Units sold by the Company shall be made. The Company and the Placement Agent may consummate subsequent closings of the Offering, upon mutual agreement only, each of which shall be subject to satisfaction or waiver of the conditions to closing set forth in Article V and Article VI hereof, and each of which shall be deemed a "Closing" hereunder. The date of the last closing of the Offering is hereinafter referred to as the "Final Closing" and the date of any Closing hereunder is hereinafter referred to as a "Closing Date." The offering period for the Offering shall commence on the day the Offering Documents relating thereto are first made available to the Placement Agent by the Company for delivery in connection with the offering for sale of the Units and shall continue until the earlier to occur of: (i) the sale of the Maximum Offering; and (ii) 5:00 p.m. (New York time), March 1, 2004 ; provided, however, that if the Minimum Offering closes by March 1, 2004, the Offering Period shall automatically be extended until April 15, 2004. The day that the Offering Period terminates is hereinafter referred to as the "Termination Date."

         3.2 Expenses; Fees. Simultaneously with payment for and delivery of the A Preferred Shares and Warrants at each Closing, the Company shall: (A) pay to the Placement Agent a cash fee equal to eight (8%) percent of the aggregate purchase price of the Units sold (the "Cash Fee"); payment of which shall be made directly from the Escrow Account at each Closing; (B) pay to the Placement Agent a cash non-accountable expense allowance equal to one (1%) percent of the aggregate purchase price of the Units sold (the "Non-Accountable Fee"), payment of which shall be made directly from the Escrow Account at each Closing; (C) reimburse the Placement Agent for its actual out-of-pocket expenses incurred in connection with the Offering, including, without limitation, the fees and expenses of its counsel, the Placement Agent's due diligence investigation expenses, travel and mailing expenses, payment of which shall be made directly from the Escrow Account at each Closing; (D) pay all expenses in connection with the qualification of the Units under the blue sky laws of the states which the Placement Agent shall designate, including legal fees, filing fees and disbursements of Placement Agent's counsel in connection with such blue sky matters, payment of which shall be made directly from the Escrow Account at each Closing; (E) issue to the Placement Agent (i) seven (7) year warrants (the "Agent Warrants") to purchase at an exercise price of $1.00 per Share, ten (10%) percent of the aggregate number of Shares included in the Units sold at each Closing; and (F) pay to the Placement Agent a non-refundable $10,000 payment which will be used by the Placement Agent to pay certain expenses in connection with the Proposed Offering.

         3.3 Certificates. The Subscriber hereby authorizes and directs the Company, upon each closing in the Offering, to (i) deliver the Notes and certificates representing the Shares (the "Stock Certificates") to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated in the Questionnaire, by the later of (i) ten (10) days after the applicable Closing Date or (ii) ten (10) days after the effective date of the Name Change and the Stock Split. In the event that the Stock Split is not effected by the Company, for any reason, and is abandoned by the Company, Stock Certificates for a reduced number of shares of Common Stock (based on the issuance of 33,333 shares of Common Stock for each Unit subscribed for) will be delivered to the Subscriber within ten(10) days after the Company's abandoning the Stock Split.

IV.      COVENANTS

         4.1 Registration Rights Agreement. The Company shall provide for the registration of the Shares for resale under the 1933 Act, as provided in the Registration Rights Agreement. The Company and the Subscriber agree to the terms and provisions of Registration Rights Agreement, which terms and provisions are incorporated herein by reference in their entirety and made a part hereof.

         4.2 Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Article V and Article VI of this Subscription Agreement.

         4.3 Form D and Blue Sky. The Company shall file a Form D with respect to the Units as required under Regulation D under the 1933 Act and, upon written request, provide a copy thereof to the Subscriber promptly after such filing. The Company shall, on or before the Closing, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Units for sale to the Subscriber pursuant to this Subscription Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Subscriber on or prior to the Closing. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing.

         4.4 Use of Proceeds. The Company shall only use the net proceeds from the sale of the Units for the purpose set forth in Schedule 4.4 hereto.


V.       CONDITIONS TO CLOSING IN FAVOR OF THE COMPANY

         The obligation of the Company hereunder to issue and sell Units to the Subscriber at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Subscriber with prior written notice thereof:

         5.1 Offering Documents. The Subscriber shall have executed a Questionnaire, a Subscription Agreement and delivered the same to the Company.

         5.2 Purchase Price. The Subscriber shall have paid the purchase price for the Units being purchased by the Subscriber at the Closing in the manner set forth in Section 1.1.

         5.3 Representations and Warranties. The representations and warranties of the Subscriber shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, and the Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Subscriber at or prior to the Closing.

         5.4 Other Matters. All opinions, certificates and documents and all proceedings related to this Offering shall be in form and content reasonably satisfactory to the Company and its legal counsel.

VI.      CONDITIONS TO CLOSING IN FAVOR OF THE SUBSCRIBER

         The obligation of the Subscriber hereunder to purchase the Units is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Subscriber's sole benefit and may be waived by the Subscriber at any time in its sole discretion by providing the Company with prior written notice thereof:

         6.1 Offering Documents. The Company shall have executed and delivered to the Subscriber each of the Offering Documents to which its signature is required.

         6.2 Legal Opinion. The Subscriber shall have received the opinion of the Company's counsel dated as of the Closing, in substantially the form approved by the Placement Agent.

         6.3 Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing as though made at that time (except for representations and warranties that reference a specific date which shall have been true and correct in all material respects as of such date), and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing, except where the failure of such representations and warranties to be true and correct as stated above and except for such nonperformance, failure to satisfy or comply as would not, individually or in the aggregate, have a Material Adverse Effect.

         6.4 Certain Placement Agent Documents. The Company shall have executed and delivered to the Placement Agent, the Agent Warrant and the Agent Registration Rights Agreement.

         6.5 Due Diligence. The Placement Agent shall have completed its due diligence investigation of the Company, including without limitation, its review of the Company's financial statements, projections, business prospects, capital structure, and contractual arrangements, to the Placement Agent's reasonable satisfaction.

         6.6 Closing Documents. At each Closing, the Company shall have delivered to the Placement Agent (i) a Certificate of the Chief Financial Officer in the form attached as Exhibit C and (ii) a Certificate of the Secretary in the form attached as Exhibit D.

         6.7 Other Matters. All opinions, certificates and documents and all proceedings related to this Offering shall be in form and content satisfactory to the Placement Agent and its counsel.

         6.8 Lock-Up Agreements. The Company shall have delivered to the Placement Agent a Lock-Up Agreement executed by each of Dr. Richard F. Corlin, Robert J. Woodrow, Allen J. Stamy, Neil Burley Eugene Fry, Dennis Nasto and the Placement Agent.

VII.     RIGHTS OF TERMINATION

         7.1 Termination by Subscriber or Company. This Subscription Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of the parties hereto; (b) by either the Company or (b) by the Company or the Subscriber upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final, non-appealable order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Subscription Agreement. Termination of this Subscription Agreement under this Section 7.1 shall result in this Subscription Agreement becoming void and of no further force and effect, except that a termination shall not release, or be construed as so releasing, any party hereto from any liability or damage to the other party hereto arising out of the breaching party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements, duties or obligations provided hereunder, and the obligations under Section 8.8 shall survive such termination.

         7.2 Termination by the Placement Agent. In the event the Placement Agent decides for any reason prior to the Closing not to proceed with the Offering, upon notice to the Company and the Subscriber, this Subscription Agreement shall be terminated and become void and of no further force and effect, and none of the Company, the Placement Agent, or the Subscriber shall have any further obligations pursuant to this Subscription Agreement, including without limitation, the obligation to consummate the Offering; provided, however, that the obligations under Section 8.8 and Section 8.12 shall survive such termination.


MISCELLANEOUS

         8.1 Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (c) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  eClickMD, Inc.
                  3001 Bee Caves Road, Suite 250
                  Austin, Texas 78746
                  Attention: President
                  Telephone:  (512) 439-3900
                  Facsimile:  (512) 439-3901

         With a copy to:

                  Frank J. Hariton, Esq.
                  1065 Dobbs Ferry Road
                  White Plains, New York 10607
                  Telephone:  (914) 674-4373
                  Facsimile:  (914) 693-2963


         If to the Subscriber, to its address and facsimile number set forth at the end of this Subscription Agreement, or to such other address and/or facsimile number and/or to the attention of such other person as specified by written notice given to the Company five (5) days prior to the effectiveness of such change, together with a copy to:

                  Gryphon Financial Securities Corp.
                  400 Royal Palm Way
                  Palm Beach, FL
                  Attention:  President
                  Telephone:  (561) 832-1577
                  Facsimile:  (561) 832-9213

         Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (c) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clauses (a), (b) or (c) above, respectively.

         8.2 Entire Agreement; Amendment. This Subscription Agreement supersedes all other prior oral or written agreements between the Subscriber, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Subscription Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Subscription Agreement may be amended or waived other than by an instrument in writing signed by the Company and each Noteholder.

         8.3 Severability. If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement in that jurisdiction or the validity or enforceability of any provision of this Subscription Agreement in any other jurisdiction.

         8.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed solely in accordance with the internal laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising under this Agreement or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, Company hereby expressly and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any such action may be served upon it personally, or by certified mail or registered mail upon Company or such agent, return receipt requested, with the same full force and effect as if personally served upon Company in New York City. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

         8.5 Headings. The headings of this Subscription Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Subscription Agreement.

         8.6 Successors And Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Units. The Company shall not assign this Subscription Agreement or any rights or obligations hereunder. Subscriber may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release the Subscriber from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld.

         8.7 No Third Party Beneficiaries. This Subscription Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         8.8 Survival. The representations and warranties of the Company and the Subscriber contained in Article I and Article II and the agreements set forth this Article VIII shall survive the Closing for a period of twelve (12) months.

         8.9 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.

         8.10 No Strict Construction. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         8.11 Legal Representation. The Subscriber acknowledges that: (a) it has read this Subscription Agreement and the exhibits hereto; (b) it understands that the Company has been represented in the preparation, negotiation, and execution of this Subscription Agreement by Frank Hariton, Esq., counsel to the Company; (c) it understands that the Placement Agent has been represented by its own counsel, and that such counsel has not represented and is not representing the Subscriber; (d) it has either been represented in the preparation, negotiation, and execution of this Subscription Agreement by legal counsel of its own choice, or has chosen to forego such representation by legal counsel after being advised to seek such legal representation; and (e) it understands the terms and consequences of this Subscription Agreement and is fully aware of its legal and binding effect.

         8.12 Expenses of Enforcement. The Company shall pay all fees and expenses (including reasonable fees and expenses of counsel and other professionals) incurred by the Subscriber or any successor holder of the Notes and Shares in enforcing any of its rights and remedies under this Subscription Agreement, the Notes or the Registration Rights Agreement.

         8.13 Confidentiality. The Subscriber agrees that, at all times during the period ending five (5) business days after the filing by the Company with the SEC of its next Annual Report on Form 10-KSB following the date hereof, it shall keep confidential and not divulge, furnish or make accessible to anyone, the confidential information concerning or relating to the business or financial affairs of the Company contained in the Offering Documents to which it has become privy by reason of this Subscription Agreement.

         8.14 Counterparts. This Subscription Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         8.15 Registration Rights Agreement. By execution of this Agreement, Subscriber hereby agrees to all terms and conditions set forth in the Registration Rights Agreement as if Subscriber executed such Registration Rights Agreement directly.

         IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first written above.

SUBSCRIBER **                             CO-SUBSCRIBER **

-------------------------------------     --------------------------------------
Signature of Subscriber                   Signature of Co-Subscriber

-------------------------------------     --------------------------------------
Name of Subscriber [please print]         Name of Co-Subscriber [please print]

-------------------------------------     --------------------------------------
Address of Subscriber                     Address of Co-Subscriber

-------------------------------------     --------------------------------------
Social Security or Taxpayer               Social Security or Taxpayer
Identification Number of Subscriber       Identification Number of Co-Subscriber

Name of Holder(s) as it should appear on the security certificates* [please print]

* Please provide the exact names that you wish to see on the certificates

(1)   For individuals, print full name of subscriber.
(2)   For joint, print full name of subscriber and all co-subscribers.
(3) For corporations, partnerships, LLC, print full name of entity, including "&," "Co.," "Inc.," "etc," "LLC," "LP,"etc.
(4) For Trusts, print trust name (please contact your trustee for the exact name that should appear on the certificates.)


Dollar Amount of Units Subscribed For: $
                                        ----------------------

                                          Dollar Amount of Units
                                          Subscription Accepted: $
                                                                  --------------

                                          SUBSCRIPTION ACCEPTED BY THE COMPANY

                                          ECLICKMD, INC.


                                          By:
                                             -----------------------------------

**If Subscriber is a Registered Representative with an NASD member firm or an affiliated person of an NASD member firm, have the acknowledgment to the right signed by the appropriate party:

The undersigned NASD Member firm acknowledges receipt of the notice required by Rule 3040 of the NASD Conduct Rules.

Name of NASD Member Firm


By:
   ---------------------------------
         Authorized Officer

                                INDEX OF EXHIBITS
                                -----------------


             Exhibit A                 Form of Note

             Exhibit B                 Form of Registration Rights Agreement

                               INDEX OF SCHEDULES
                               ------------------


             Schedule 2.3          Capital Structure; Outstanding Securities
             Schedule 2.18         Registration Rights
             Schedule 4.4          Use of Proceeds

                                    EXHIBIT A
                                    ---------


                                  Form of Notes

                                    EXHIBIT B
                                    ---------


                      Form of Registration Rights Agreement

                                    EXHIBIT C
                                    ---------


                          Form of Officer's Certificate

                                    EXHIBIT D
                                    ---------


                         Form of Secretary's Certificate

                                  SCHEDULE 2.3
                                  ------------


                    Capital Structure; Outstanding Securities


See Schedule attached.

                                  SCHEDULE 2.18
                                  -------------


                               Registration Rights

No persons have registration rights from eClickMD, Inc. (the "Company") except for the following:

None.

                                  SCHEDULE 4.4
                                  ------------


                                 Use of Proceeds


See Schedule attached.













Summary of Subscription Transactions:

February 13, 2004:

Vernon Dixon Subscribed $100,000
Harold Poling Subscribed $100,000
Lloyd and Anna Childers Subscribed $20,000

March 2, 2004:

Michael Benton Subscribed $50,000
Suffolk Life Trust Company Limited, Joe Larter and Betty Ann Larter being the current trustees of the Marldene Directors Pension Scheme Subscribed $100,000

March 9, 2004:

Dr. Harry Lockstadt Subscribed $100,000
Joseph Larter $50,000